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                                                                 Exhibit 10.46

                         [LETTERHEAD OF NIMLOK COMPANY]

               D I S P L A Y  A N D  E X H I B I T  S Y S T E M S

Nimlok Company o 7420 N. Lehigh Ave. o Niles, Illinois 60714-4024
Phone: 847-647-1012 o Fax: 847-647-2044 o www.nimlok.com

July 8, 1998

                        EXCLUSIVE DISTRIBUTOR AGREEMENT

Mr. Don McNamee
Display Arts
1425 Elm Hill Pike
Nashville, TN 37210

Dear Don,

We would like to confirm the details of the future distribution of Nimlok products in your area.

The Nimlok commitments would include the following:

      1. You will be the only Nimlok distributor appointed by Nimlok in the territory defined as the State of Tennessee, excluding the Chattanooga area as defined by zip codes 373 and 374.

            Nimlok agrees not to appoint any other distributor with a sales location in the territory and not to make any direct sales to customers in the territory. Incidental to your activities in the territory, you may also sell Nimlok products to customers outside your territory and other distributors may similarly sell Nimlok products to customers within your territory.

      2.    Nimlok will supply you with all sales leads for the area.

      3. We will make available to you, the discounts, bonuses (currently 40% + 5% volume related bonus) and prices available to our most favored distributors.

      4. We will supply you with all of the marketing support programs including showroom programs, signage, Yellow Pages programs, and co-op advertising programs, as defined in the current Distributor Program.

      5. All of our sales and designing know-how and training facilities will be at your disposal. Your sales staff would participate in our Sales Incentive Program, you wold have full access to our design capabilities and our free management advisory service.

                               [GRAPHIC OMITTED]
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      6.    As we develop any other subsequent programs for our key
            distributors, you will be entitled to participate.

      7, You will be included in subsequent publications on the International Network Booklet.

Your commitments would include the following:

      1.    Exceed targets of net purchases from Nimlok of the following:

                 1998        $250,000
                 1999        $300,000
                 2000        $350,000

      2. Employ a sufficient number of Nimlok trained salespeople with direct responsibility for Nimlok sales to achieve the above target.

      3. Not sell directly competitive products. (However, it is understood that Display Arts has been selling other brands for several years and will continue to service existing clients with these products.)

      4. Place a Nimlok co-op Yellow Pages ad in Memphis, Nashville, and Knoxville that we mutually agree is reasonable for a territory of this size. Knoxville ad to start in 1999.

      5.    Use the Nimlok logo on your business cards and letterhead.

      6.    Maintain a 5 Star Nimlok Showroom in Memphis and Nashville.

      7. You agree to participate in the Nimlok Sales Incentive Program designed to encourage and reward your salespersons' individual Nimlok sales performance.

      8. Have a Nimlok showroom sign on the exterior of your building, either in the format supplied in our co-op program, or incorporated into your exterior signage.

      9. Pay for the products you purchase from us within agreed credit terms.

      10. Send your staff to the appropriate Nimlok sales and design training classes.
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      11.   Aggressively follow-up Nimlok sales leads and report their conversion to sales promptly.

      12. Use Mini-Cad design software program that can be integrated with the Nimlok design database.

      13. Become a member of the International Nimlok Network and provide contract services to Nimlok distributors and customers visiting the area.

TERMINATION

This Agreement will remain in effect indefinitely, subject to:

Termination by you at any time without cause upon 60 days' written notice.

Termination by Nimlok upon:

            30 days notice in the event of your bankruptcy or failure to pay overdue invoices on demand; or

            60 days notice in the event of your breach of this Agreement and failure to cure the breach within the 60 day period and in the event of your failure to meet target purchases for any year.

This Agreement may be amended at any time by our written agreement.

If you are in agreement with the above, please would you sign this letter and return it at your convenience.

                                       Sincerely yours,


                                       /s/ Simon Perutz

                                       Simon Perutz
                                       President

/s/ Donovan McNamee                                 7-8-98
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             Signed                                  Date